UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 10, 2003

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibit is filed with Current Report:

99.1 Press Released dated November 7, 2003

ITEM 9.    REGULATION FD DISCLOSURE

As announced in the press release of Redback Networks Inc. (“Company”) dated November 7, 2003, the U.S. Bankruptcy Court for the District of Delaware has established a December 19, 2003 confirmation hearing for approval of Company’s prepackaged plan of reorganization.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1913, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: November 10, 2003	By:	/s/ THOMAS L. CRONAN III

Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer